CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders

Oppenheimer Variable Account Funds:

We consent to the use of our reports dated February 12, 2016, with respect to the financial statements and financial highlights of Oppenheimer Government Money Fund/VA (formerly, Oppenheimer Money Fund/VA); Oppenheimer International Growth Fund/VA; Oppenheimer Capital Appreciation Fund/VA; Oppenheimer Main Street Small Cap Fund/VA; Oppenheimer Discovery Mid Cap Growth Fund/VA; Oppenheimer Main Street Fund/VA; Oppenheimer Equity Income Fund/VA; Oppenheimer Global Fund/VA; Oppenheimer Core Bond Fund/VA; and Oppenheimer Conservative Balanced Fund/VA (formerly Oppenheimer Capital Income Fund/VA) (each a separate series of Oppenheimer Variable Account Funds) as of December 31, 2015, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado

April 25, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders

Oppenheimer Variable Account Funds:

We consent to the use of our reports dated February 16, 2016, with respect to the consolidated financial statements and consolidated financial highlights of Oppenheimer Global Multi-Alternatives Fund/VA (formerly Oppenheimer Diversified Alternatives Fund/VA) and subsidiary; and Oppenheimer Global Strategic Income Fund/VA and subsidiary (each a separate series of Oppenheimer Variable Account Funds) as of December 31, 2015, incorporated by reference herein, and to the references to our firm under the headings “Consolidated Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado

April 25, 2016